SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2002

ACCRUE SOFTWARE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	000-26437 (Commission File Number)	94-3238684 (I.R.S. Employer Identification No.)

48634 Milmont Drive
FREMONT, CALIFORNIA 94538-7353
(Address of principal executive offices) (Zip code)

(510) 580-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

         On August 15, 2002, Accrue Software, Inc. announced that it received a letter from the Nasdaq staff on August 14, 2002 stating that the Company has failed to comply with the $1.00 minimum bid price required for continued listing of its common stock on the Nasdaq SmallCap Market, as required by Nasdaq Marketplace Rule 4450(a), and as a result the common stock is subject to delisting. The Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. Although there can be no assurance that the Panel will grant the request for continued listing by the Company, the hearing request will stay the delisting of the Company’s common stock pending the Panel’s decision. A copy of the press release of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements And Exhibits

(c)	Exhibits.

99.1	Press release dated August 15, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCRUE SOFTWARE, INC.

Date: August 15, 2002	By:	/s/ Gregory S. Carson

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated August 15, 2002